Exhibit 99.1

Fourth Quarter

•Reported fourth-quarter earnings of $8 million or $0.01 per share; adjusted loss of $61 million or $0.15 per share
•Earnings impacted by $230 million pre-tax of accelerated depreciation related to Los Angeles Refinery
•Returned $1.1 billion to shareholders through dividends and share repurchases
•Record NGL fractionation and LPG export volumes in Midstream
•Record clean product yield in Refining
•Surpassed targeted $3 billion in announced asset dispositions

Full-Year 2024

•Earnings of $2.1 billion or $4.99 per share and adjusted earnings of $2.6 billion or $6.15 per share
•$4.2 billion of operating cash flow, $4.8 billion excluding working capital
•$5.3 billion returned to shareholders through dividends and share repurchases
•Second consecutive year above industry-average crude utilization
•Achieved $1.5 billion in run-rate business transformation savings and $500 million in synergy capture from successful DCP integration

HOUSTON, Jan. 31, 2025 – Phillips 66 (NYSE: PSX), a leading integrated downstream energy provider, announced fourth-quarter earnings.

“During the fourth quarter, we achieved our strategic priority targets for shareholder distributions and asset dispositions,” said Mark Lashier, chairman and CEO. “We also delivered on our goal of improving Refining performance by continuing to run above industry-average crude utilization, setting record clean product yields and achieving our targeted cost reductions of $1 per barrel.

“In support of our Midstream wellhead-to-market strategy, we recently announced an agreement to acquire EPIC’s NGL business, bolstering our Permian and Gulf Coast footprint,” said Lashier. “Upon closing, these assets will be accretive to earnings and highly integrated with our existing infrastructure, providing additional opportunities to enhance returns and shareholder value.”

Lashier added, “Building on our successes, I am pleased to announce that we have set new financial and operational targets that prioritize debt reduction, a lowered cost structure and EBITDA growth. Supported by world-class operations, we are committed to returning over 50% of operating cash flow to shareholders.”

On behalf of the Board of Directors, Glenn Tilton, lead independent director, remarked, “2024 was a pivotal year for Phillips 66. The team executed well on an ambitious set of strategic priorities, substantially improving the company’s competitiveness, and is well positioned to successfully deliver on a new set of targets through 2027.”

Financial Results Summary
(in millions of dollars, except as indicated)

	4Q 2024	3Q 2024
Earnings	$8	346
Adjusted Earnings (Loss)[1]	(61)	859
Adjusted EBITDA[1]	1,130	1,998
Earnings (Loss) Per Share
Earnings Per Share - Diluted	0.01	0.82
Adjusted Earnings (Loss) Per Share - Diluted[1]	(0.15)	2.04
Cash Flow From Operations	1,198	1,132
Cash Flow From Operations, Excluding Working Capital[1]	901	1,513
Capital Expenditures & Investments[2]	506	358
Return of Capital to Shareholders	1,119	1,277
Repurchases of common stock	647	800
Dividends paid on common stock	472	477
Cash	1,738	1,637
Debt	20,062	19,998
Debt-to-capital ratio	41%	40%
Net debt-to-capital ratio[1]	39%	38%
[1]Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[2] Excludes net acquisitions of $58 million and $567 million in the fourth and third quarters of 2024, respectively, and purchases of government obligations of $1.1 billion in the third quarter of 2024.

Segment Financial and Operating Highlights
(in millions of dollars, except as indicated)

	4Q 2024	3Q 2024	Change
Earnings (Loss)[1]	$8	346	(338)
Midstream	673	644	29
Chemicals	107	342	(235)
Refining	(775)	(108)	(667)
Marketing and Specialties	252	(22)	274
Renewable Fuels	28	(116)	144
Corporate and Other	(298)	(327)	29
Income tax (expense) benefit	38	(44)	82
Noncontrolling interests	(17)	(23)	6

Adjusted Earnings (Loss)[1,2]	$(61)	859	(920)
Midstream	708	672	36
Chemicals	72	342	(270)
Refining	(759)	(67)	(692)
Marketing and Specialties	185	583	(398)
Renewable Fuels	28	(116)	144
Corporate and Other	(294)	(327)	33
Income tax (expense) benefit	16	(205)	221
Noncontrolling interests	(17)	(23)	6

Adjusted EBITDA[2]	$1,130	1,998	(868)
Midstream	938	892	46
Chemicals	209	466	(257)
Refining	(298)	188	(486)
Marketing and Specialties	307	656	(349)
Renewable Fuels	50	(92)	142
Corporate and Other	(76)	(112)	36

Operating Highlights
Pipeline Throughput - Y-Grade to Market (MB/D)[3]	759	762	(3)
Chemicals Global O&P Capacity Utilization	98%	98%	—%
Refining
Turnaround Expense	123	137	(14)
Realized Margin ($/BBL)[2]	6.08	8.31	(2.23)
Crude Capacity Utilization	94%	94%	—%
Clean Product Yield	88%	87%	1%
Renewable Fuels Produced (MB/D)	42	44	(2)
[1] Segment reporting is pre-tax.
[2] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[3] Represents volumes delivered to major fractionation hubs, including Mont Belvieu, Sweeny and Conway. Includes 100% of DCP Midstream Class A Segment and Phillips 66's direct interest in DCP Sand Hills Pipeline, LLC and DCP Southern Hills Pipeline, LLC

Fourth-Quarter 2024 Financial Results

Reported earnings were $8 million for the fourth quarter of 2024 versus $346 million in the third quarter. Fourth-quarter earnings included pre-tax special item adjustments of $67 million in the Marketing and Specialties segment, $35 million in the Chemicals segment, $(35) million in the Midstream segment, $(16) million in the Refining segment, and $(4) million impacting the Corporate and Other segment. Adjusted losses for the fourth quarter were $61 million versus earnings of $859 million in the third quarter.

•Midstream fourth-quarter 2024 adjusted pre-tax income increased compared with the third quarter mainly due to higher NGL margins and volumes.

•Chemicals adjusted pre-tax income decreased mainly due to lower margins, as well as higher turnaround and maintenance costs.

•Refining adjusted pre-tax loss increased primarily due to a decline in realized margins largely driven by lower market crack spreads and accelerated depreciation associated with the planned ceasing of operations at the Los Angeles Refinery, partially offset by a higher clean product yield.

•Marketing and Specialties adjusted pre-tax income decreased primarily due to seasonally lower margins.

•Renewable Fuels pre-tax results increased primarily due to higher margins at the Rodeo Complex and stronger international results.

•Corporate and Other adjusted pre-tax loss decreased mainly due to lower net interest expense and employee-related costs, partially offset by depreciation expense.

As of Dec. 31, 2024, the company had $1.7 billion of cash and cash equivalents and $4.6 billion of committed capacity available under credit facilities.

Strategic Priorities Update

Phillips 66 successfully delivered on its strategic priorities first announced in October 2022. The company remains committed to leveraging its integrated portfolio to enhance long-term shareholder value and is announcing its next phase of priorities through 2027. Highlights include:

•Delivering shareholder returns by returning greater than 50% of operating cash flow to shareholders;

•Executing world-class operations by achieving 2% higher than industry-average crude utilization and targeting annual adjusted controllable costs of $5.50 per barrel in Refining, excluding adjusted turnaround expense;

•Delivering disciplined growth and returns by growing Midstream and Chemicals mid-cycle adjusted EBITDA $1 billion in total by 2027; and

•Maintaining financial strength and flexibility by reducing total debt to $17 billion.

Additional details will be covered in our investor webcast.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s fourth-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

CONTACTS
Jeff Dietert (investors)	Owen Simpson (investors)	Thaddeus Herrick (media)
832-765-2297	832-765-2297	855-841-2368
jeff.dietert@p66.com	owen.simpson@p66.com	thaddeus.f.herrick@p66.com

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings (loss),” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings (loss) per share,” “refining realized margin per barrel,” “cash from operations, excluding working capital,” and “net debt-to-capital ratio.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods and to help facilitate comparisons with other companies in our industry. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

References in the release to earnings refer to net income attributable to Phillips 66. References to run-rate business transformation savings include cost savings and other benefits that will be captured in the sales and other operating revenues impacting gross margin; purchased crude oil and products costs impacting gross margin; operating expenses; selling, general and administrative expenses; and equity in earnings of affiliates lines on our consolidated statement of income when realized. Run-rate savings include run-rate sustaining capital savings. Run-rate sustaining capital savings include savings that will be captured in the capital expenditures and investments on our consolidated statement of cash flows when realized.

Basis of Presentation— Effective April 1, 2024, we changed the internal financial information reviewed by our chief executive officer to evaluate performance and allocate resources to our operating segments. This included changes in the composition of our operating segments, as well as measurement changes for certain activities between our operating segments. The primary effects of this realignment included establishment of a Renewable Fuels operating segment, which includes renewable fuels activities and assets historically reported in our Refining, Marketing and Specialties (M&S), and Midstream segments; change in method of allocating results for certain Gulf Coast distillate export activities from our M&S segment to our Refining segment; reclassification of certain crude oil and international clean products trading activities between our M&S segment and our Refining segment; and change in reporting of our investment in NOVONIX from our Midstream segment to Corporate and Other. Accordingly, prior period results have been recast for comparability.

In the third quarter of 2024, we began presenting the line item “Capital expenditures and investments” on our consolidated statement of cash flows exclusive of acquisitions, net of cash acquired. Accordingly, prior period information has been reclassified for comparability.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995—This news release contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Earnings (Loss)
	Millions of Dollars
	2024			2023
	4Q	3Q	Year	4Q	Year
Midstream	$673	644	2,638	759	2,819
Chemicals	107	342	876	106	600
Refining	(775)	(108)	(365)	859	5,340
Marketing and Specialties	252	(22)	1,011	396	1,897
Renewable Fuels	28	(116)	(198)	(11)	153
Corporate and Other	(298)	(327)	(1,287)	(348)	(1,340)
Pre-Tax Income (Loss)	(13)	413	2,675	1,761	9,469
Less: Income tax expense (benefit)	(38)	44	500	476	2,230
Less: Noncontrolling interests	17	23	58	25	224
Phillips 66	$8	346	2,117	1,260	7,015

Adjusted Earnings (Loss)
	Millions of Dollars
	2024			2023
	4Q	3Q	Year	4Q	Year
Midstream	$708	672	2,746	757	2,672
Chemicals	72	342	841	106	600
Refining	(759)	(67)	(211)	842	5,367
Marketing and Specialties	185	583	1,490	396	1,897
Renewable Fuels	28	(116)	(198)	(11)	153
Corporate and Other	(294)	(327)	(1,283)	(298)	(1,110)
Pre-Tax Income (Loss)	(60)	1,087	3,385	1,792	9,579
Less: Income tax expense (benefit)	(16)	205	693	405	2,173
Less: Noncontrolling interests	17	23	88	25	243
Phillips 66	$(61)	859	2,604	1,362	7,163

	Millions of Dollars
	Except as Indicated
	2024			2023
	4Q	3Q	Year	4Q	Year
Reconciliation of Consolidated Earnings to Adjusted Earnings (Loss)
Consolidated Earnings	$8	346	2,117	1,260	7,015
Pre-tax adjustments:
Certain tax impacts	(9)	—	(9)	(19)	(19)
Impairments[1]	35	28	450	—	—
Net gain on asset dispositions[2]	(67)	—	(305)	—	(123)
Change in inventory method for acquired business	—	—	—	—	(46)
Winter-storm-related costs (recovery)	(35)	—	(35)	—	—
Los Angeles Refinery cessation costs[3]	7	41	48	—	—
Legal accrual[4]	22	605	627	—	30
Legal settlement	—	—	(66)	—	—
Business transformation restructuring costs	—	—	—	50	177
Loss on early redemption of DCP debt	—	—	—	—	53
DCP integration restructuring costs	—	—	—	—	38
Tax impact of adjustments[5]	9	(161)	(162)	(12)	(26)
Other tax impacts	(31)	—	(31)	83	83
Noncontrolling interests	—	—	(30)	—	(19)
Adjusted earnings (loss)	$(61)	859	2,604	1,362	7,163
Earnings per share of common stock (dollars)	$0.01	0.82	4.99	2.86	15.48
Adjusted earnings (loss) per share of common stock (dollars)[6]	$(0.15)	2.04	6.15	3.09	15.81

Reconciliation of Segment Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
Midstream Pre-Tax Income	$673	644	2,638	759	2,819
Pre-tax adjustments:
Impairments[1]	35	28	346	—	—
Certain tax impacts	—	—	—	(2)	(2)
Net gain on asset disposition	—	—	(238)	—	(137)
Change in inventory method for acquired business	—	—	—	—	(46)
DCP integration restructuring costs	—	—	—	—	38
Adjusted pre-tax income	$708	672	2,746	757	2,672
Chemicals Pre-Tax Income	$107	342	876	106	600
Pre-tax adjustments:
Winter-storm-related costs (recovery)	(35)	—	(35)	—	—
Adjusted pre-tax income	$72	342	841	106	600

Refining Pre-Tax Income (Loss)	$(775)	(108)	(365)	859	5,340
Pre-tax adjustments:
Impairments[1]	—	—	104	—	—
Los Angeles Refinery cessation costs[3]	3	41	44	—	—
Certain tax impacts	(9)	—	(9)	(17)	(17)
Net loss on asset disposition	—	—	—	—	14
Legal accrual	22	—	22	—	30
Legal settlement	—	—	(7)	—	—
Adjusted pre-tax income (loss)	$(759)	(67)	(211)	842	5,367
Marketing and Specialties Pre-Tax Income (Loss)	$252	(22)	1,011	396	1,897
Pre-tax adjustments:
Legal accrual[4]	—	605	605	—	—
Net gain on asset disposition[2]	(67)	—	(67)	—	—
Legal settlement	—	—	(59)	—	—
Adjusted pre-tax income	$185	583	1,490	396	1,897
Renewable Fuels Pre-Tax Income (Loss)	$28	(116)	(198)	(11)	153
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax income (loss)	$28	(116)	(198)	(11)	153
Corporate and Other Pre-Tax Loss	$(298)	(327)	(1,287)	(348)	(1,340)
Pre-tax adjustments:
Business transformation restructuring costs	—	—	—	50	177
Loss on early redemption of DCP debt	—	—	—	—	53
Los Angeles Refinery cessation costs[3]	4	—	4	—	—
Adjusted pre-tax loss	$(294)	(327)	(1,283)	(298)	(1,110)

[1] Impairments primarily related to certain gathering and processing assets in the Midstream segment, as well as certain crude oil processing and logistics assets in California, reported in the Refining segment.

2 In connection with the asset sale of our 49% non-operated equity interest in Coop Mineraloel AG closing early 2025, a before-tax unrealized gain was recognized from a foreign currency derivative in the Marketing & Specialties segment.

[3] Cessation costs include pre-tax charges for severance costs.
[4] Third-quarter legal accrual primarily related to ongoing litigation.
5 We generally tax effect taxable U.S.-based special items using a combined federal and state statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise use a local statutory income tax rate. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

6 YTD 2024, Q4 2024, Q3 2024 and Q4 2023 are based on adjusted weighted-average diluted shares of 422,538 thousand, 411,687 thousand, 419,827 thousand and 440,582 thousand, respectively. Other periods are based on the same weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in the GAAP diluted earnings per share calculation.

	Millions of Dollars
	Except as Indicated
	2024
	4Q	3Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA
Net Income	$25	369
Plus:
Income tax expense	(38)	44
Net interest expense	168	191
Depreciation and amortization	819	543
Phillips 66 EBITDA	$974	1,147
Special Item Adjustments (pre-tax):
Certain tax impacts	(9)	—
Impairments	35	28
Winter-storm-related costs (recovery)	(35)	—
Net gain on asset disposition	(67)	—
Los Angeles Refinery cessation costs	7	41
Legal accrual	22	605
Total Special Item Adjustments (pre-tax)	(47)	674
Change in Fair Value of NOVONIX Investment	1	—
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$928	1,821
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	17	24
Proportional share of selected equity affiliates net interest	14	12
Proportional share of selected equity affiliates depreciation and amortization	209	188
Adjusted EBITDA attributable to noncontrolling interests	(38)	(47)
Phillips 66 Adjusted EBITDA	$1,130	1,998

Reconciliation of Segment Income before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$673	644
Plus:
Depreciation and amortization	234	233
Midstream EBITDA	$907	877
Special Item Adjustments (pre-tax):
Impairments	35	28
Midstream EBITDA, Adjusted for Special Items	$942	905
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	3	5
Proportional share of selected equity affiliates net interest	3	3
Proportional share of selected equity affiliates depreciation and amortization	28	26
Adjusted EBITDA attributable to noncontrolling interests	(38)	(47)
Midstream Adjusted EBITDA	$938	892

Chemicals Income before income taxes	$107	342
Plus:
None	—	—
Chemicals EBITDA	$107	342
Special Item Adjustments (pre-tax):
Winter-storm-related costs (recovery)	(35)	—
Chemicals EBITDA, Adjusted for Special Items	$72	342
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	11	13
Proportional share of selected equity affiliates net interest	—	(2)
Proportional share of selected equity affiliates depreciation and amortization	126	113
Chemicals Adjusted EBITDA	$209	466
Refining Loss before income taxes	$(775)	(108)
Plus:
Depreciation and amortization	435	230
Refining EBITDA	$(340)	122
Special Item Adjustments (pre-tax):
Certain tax impacts	(9)	—
Los Angeles Refinery cessation costs	3	41
Legal accrual	22	—
Refining EBITDA, Adjusted for Special Items	$(324)	163
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	(1)	(1)
Proportional share of selected equity affiliates net interest	—	(1)
Proportional share of selected equity affiliates depreciation and amortization	27	27
Refining Adjusted EBITDA	$(298)	188
Marketing and Specialties Income (loss) before income taxes	$252	(22)
Plus:
Depreciation and amortization	79	32
Marketing and Specialties EBITDA	$331	10
Special Item Adjustments (pre-tax):
Legal accrual	—	605
Net gain on asset disposition	(67)	—
Marketing and Specialties EBITDA, Adjusted for Special Items	$264	615
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	4	7
Proportional share of selected equity affiliates net interest	11	12
Proportional share of selected equity affiliates depreciation and amortization	28	22
Marketing and Specialties Adjusted EBITDA	$307	656
Renewable Fuels Income (loss) before income taxes	$28	(116)
Plus:
Depreciation and amortization	22	24
Renewable Fuels EBITDA	$50	(92)
Special Item Adjustments (pre-tax):

None	—	—
Renewable Fuels EBITDA, Adjusted for Special Items	$50	(92)
Corporate and Other Loss before income taxes	$(298)	(327)
Plus:
Net interest expense	168	191
Depreciation and amortization	49	24
Corporate and Other EBITDA	$(81)	(112)
Special Item Adjustments (pre-tax):
Los Angeles Refinery cessation costs	4	—
Total Special Item Adjustments (pre-tax)	4	—
Change in Fair Value of NOVONIX Investment	1	—
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(76)	(112)

Millions of Dollars
Except as Indicated
December 31, 2024
Debt-to-Capital Ratio
Total Debt	$20,062
Total Equity	28,463
Debt-to-Capital Ratio	41%
Total Cash	1,738
Net Debt-to-Capital Ratio	39%

Millions of Dollars
December 31, 2024
Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow, Excluding Working Capital
Net Cash Provided by Operating Activities	$1,198
Less: Net Working Capital Changes	297
Operating Cash Flow, Excluding Working Capital	$901

	Millions of Dollars
	Except as Indicated
	2024
	4Q	3Q
Reconciliation of Refining Loss Before Income Taxes to Realized Refining Margins
Loss before income taxes	$(775)	(108)
Plus:
Taxes other than income taxes	92	100
Depreciation, amortization and impairments	436	230
Selling, general and administrative expenses	60	60
Operating expenses	968	922
Equity in earnings of affiliates	79	12
Other segment expense, net	58	(4)
Proportional share of refining gross margins contributed by equity affiliates	132	193
Special items:
Certain tax impacts	(9)	—
Realized refining margins	$1,041	1,405
Total processed inputs (thousands of barrels)	147,880	145,440
Adjusted total processed inputs (thousands of barrels)*	171,031	168,951
Loss before income taxes (dollars per barrel)**	$(5.24)	(0.74)
Realized refining margins (dollars per barrel)***	$6.08	8.31
*Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate.
**Income before income taxes divided by total processed inputs.
***Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by adjusted total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.